EXECUTION COPY

                           FIRST AMENDMENT
                                                   Dated as of January 9, 1996
           This FIRST AMENDMENT among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), Mafco Holdings Inc., a Delaware corporation ("Mafco"), Marvel V Holdings Inc., a Delaware corporation ("Borrower Parent"), the lenders parties to the Credit Agreement referred to below (the "Lenders") and Citibank, N.A., as agent (the "Agent") for the Lenders thereunder.

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of December 15, 1995 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

           (2)  FN Holdings intends to issue up to
$125,000,000 aggregate principal amount of Senior Subordinated Notes.

          (3) In order to comply with the terms of the FN Holdings Debt Document, the New FN Holdings Debt Documents and its certificate of incorporation, FN Holdings intends to make loans to Borrower Parent with certain proceeds of dividends, other distributions, loans and advances made by the Bank to FN Holdings.

          (4) The Borrower has requested that the Lenders agree to amend the Credit Agreement, the Mafco Guaranty and the Borrower Parent Guaranty to permit the issuance of such Debt by FN Holdings and the making of such loans by FN Holdings to Borrower Parent.

          (5) The Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower, and the Borrower and the Lenders have agreed to amend the Credit Agreement, the Mafco Guaranty and the Borrower Parent Guaranty as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date on which all of the conditions precedent set forth in
Section 4 hereof have been satisfied or waived, hereby amended as follows:

      (a) the definition of "New FN Holdings Debt" in Section 1.01 shall be amended by deleting the reference to "$100,000,000" therein and replacing such reference with "$125,000,000".

     (b) Section 5.02(i) is hereby amended by adding to the end of clause (i) thereof "and Debt under the guaranty of all loans made by FN Holdings to Borrower Parent, provided that such guaranty shall be subordinated to the Debt under the Loan Documents on terms and conditions substantially identical to the terms and conditions set forth on Exhibit A to the Mafco Guaranty subject to the provisions set forth under the heading "Ranking" on Exhibit D to the Mafco Guaranty."

   (c) Section 6.01 shall be amended by (i) adding the word "or" at the end of paragraph (t) thereof and (ii) adding the following paragraph (u) immediately following paragraph (t):

   "(u) On the date of each dividend, distribution, loan or advance to FN Holdings from the Bank, FN Holdings shall fail to (i) distribute or dividend to FN Parent the amount of the "Excess" (as such term is defined in its certificate of incorporation), (ii) redeem its Class C common stock with such amount, (iii) loan such amount to Borrower Parent or (iv) pay dividends to the holder of its Class B common stock (but, in the case of clauses (i), (ii) or (iv), only to the extent that such dividends or redemptions are permitted to be paid or made, as the case may be, under the provisions of its certificate of incorporation)."

          SECTION 2. Amendment to the Mafco Guaranty. The Mafco Guaranty is, effective as of the date on which all of the conditions precedent set forth in
Section 4 hereof have been satisfied or waived, hereby amended as follows:

     (a) Section 7(n) is hereby amended in its entirety to read "Cause any advance made by FN Holdings to Borrower Parent to be on the terms and conditions set forth in Exhibit D hereto and cause any advance made by FN Holdings or FN Parent to be subordinated to all obligations of the Borrower Parent under the Loan Documents upon the terms and conditions set forth in Exhibit A hereto subject, in the case of FN Holdings, to the provisions set forth under the heading "Ranking" and in the penultimate sentence under the heading "Condition Precedent to Initial Loan" on Exhibit D hereto."

   (b) Section 8(i) is hereby amended by (i) replacing clause (i) thereof with "(i) in the case of the Guarantor, loans pursuant to the terms of the Related Documents, Debt under this Guaranty, the Debt set forth on Schedule V hereto and Debt under the guaranty of all loans made by FN Holdings to Borrower Parent, provided that such guaranty shall be subordinated to the Debt under this Guaranty on terms and conditions substantially identical to the terms and conditions set forth on Exhibit A hereto subject to the provisions set forth under the heading "Ranking on Exhibit D hereto, (ii) adding to the end of clause
(iv) thereof (but prior to the first proviso therein) the phrase "and any Debt issued by FN Holdings in exchange for the New FN Holdings Debt" and (iii) replacing the second proviso therein in its entirety with "; provided further that the New FN Holdings Debt and any Debt issued by FN Holdings in exchange for the New FN Holdings Debt may only be issued on the terms and conditions set forth on Exhibit C hereto."

          (c)  Exhibit C is replaced in its entirety by Annex A hereto.

          (d) Annex B hereto shall be added to the Mafco Guaranty as Exhibit D. thereto.

          SECTION 3. Amendment to the Borrower Parent Guaranty. The Borrower Parent Guaranty is, effective as of the date on which all of the conditions precedent set forth in Section 4 hereof have been satisfied or waived, hereby amended as follows:

   (a) Section 8(k) is hereby amended by adding to the end thereof the following:

"and, in the case of the Guarantor, to make required prepayments of any Debt owing to FN Holdings; provided, however, that, in the case of any required prepayment made by the Guarantor (i) no event had occurred and is continuing, or would result from such prepayment, which constitutes a Default or an Event of Default and (ii) such prepayment is made solely from proceeds of dividends or distributions made by the Borrower to the Guarantor in accordance with the terms of the Loan Documents or from proceeds of cash contributions made to the capital of the Guarantor."

   (b) Section 8(m) is hereby amended by adding at the end thereof "or, in the case of the Guarantor, any prohibition or condition set forth in the documentation governing the loans made by FN Holdings to the Guarantor."

          SECTION 4. Conditions of Effectiveness. This First Amendment shall become effective on the first date (the "First Amendment Effective Date") upon which the Agent shall have received evidence satisfactory to it that the following conditions precedent have been satisfied:

   (a) The Borrower shall have paid all accrued fees of the Agent and the Lenders and all accrued expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent).

     (b) The Agent shall have received on or before the First Amendment Effective Date the following, each dated on or before the First Amendment Effective Date, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

          (i) counterparts to this First Amendment duly executed by the Borrower, the Lenders and the Agent;

          (ii) counterparts to the Consent attached hereto duly executed by each Loan Party other than the Borrower, Mafco and Borrower Parent; and

          (iii) a certificate signed by a duly authorized officer of Mafco stating that:

          (A) After giving effect to this First Amendment, the representations and warranties contained in each of the Loan Documents are correct on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date; and

          (B) After giving effect to this First Amendment, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          SECTION 5. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Sections 1, 2 and 3 hereof: (i) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby; (ii) each reference in the Mafco Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Guaranty, and each reference in the other Loan Documents to "the Mafco Guaranty", "thereunder", "thereof" or words of like import referring to the Mafco Guaranty, shall mean and be a reference to the Mafco Guaranty as amended hereby; and (iii) each reference in the Borrower Parent Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Borrower Parent Guaranty and each reference in the other Loan Documents to "the Borrower Parent Guaranty", "thereunder", "thereof" or words of like import referring to the Borrower Parent Guaranty, shall mean and be a reference to the Borrower Parent Guaranty as amended.

           (b) Except as specifically amended above, the Credit Agreement and the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        SECTION 6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees an expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 8. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    MARVEL IV HOLDINGS INC.

                                    By  /s/ Glenn P. Dickes
                                        Name:  Glenn P. Dickes
                                        Title: Vice President

                                    MAFCO HOLDINGS INC.

                                    By  /s/ Glenn P. Dickes
                                        Name:  Glenn P. Dickes
                                        Title: Senior Vice President

                                    MARVEL V HOLDINGS INC.

                                    By  /s/ Glenn P. Dickes
                                        Name:  Glenn P. Dickes
                                        Title: Vice President








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                                   CITIBANK, N.A., as Agent

                                    By
                                       Name:
                                       Title:

                                Lenders

                                    BANK OF AMERICA ILLINOIS

                                    By
                                       Name:
                                       Title:

                                   THE BANK OF NEW YORK
                                     By /s/ Catherine G. Goff
                                        Name:  Catherine G. Goff
                                        Title: Assistant Vice President

                                   THE CHASE MANHATTAN BANK, N.A.

                                    By /s/ Thomas P. Durney
                                       Name:  Thomas P. Durney
                                       Title: Vice President

                                   CHEMICAL BANK

                                    By
                                       Name:
                                       Title:

                                   CITIBANK, N.A.

                                    By
                                       Name:
                                       Title:

                                   CREDIT LYONNAIS,
                                     CAYMAN ISLAND BRANCH

                                    By
                                       Name:
                                       Title:

                                   CREDIT SUISSE

                                    By /s/ MICHAEL C. MAST
                                       Name:  MICHAEL C. MAST
                                       Title: Member of Senior Management



                                    By /s/ ANNE SCHULTHEISS-JENSEN
                                       Name:  ANNE SCHULTHEISS-JENSEN
                                       Title: ASSOCIATE

                                    THE FIRST NATIONAL BANK
                                        OF BOSTON

                                    By /s/ Richard D. Hill, Jr.
                                       Name:  Richard D. Hill, Jr.
                                       Title: Director

                                   THE FUJI BANK, LIMITED


                                    By /s/ KATSUNORI NOZAWA
                                       Name:  KATSUNORI NOZAWA
                                       Title: Vice President & Manager

                                    THE LONG-TERM CREDIT
                                       BANK OF JAPAN, LTD.,
                                       LOS ANGELES AGENCY

                                    By /s/ Paul B. Clifford
                                       Name:  Paul B. Clifford
                                       Title: Deputy General Manager

                              NATIONSBANK, N.A. (CAROLINAS)

                              By
                                 Name:
                                 Title:

                               VAN KAMPEN AMERICAN CAPITAL
                                 PRIME RATE INCOME TRUST


                                By /s/ JEFFREY W. MAILLET
                                   Name:  JEFFREY W. MAILLET
                                   Title: Sr. Vice Pres. - Portfolio Mgr.

                               INTERNATIONALE NEDERLANDEN (U.S.)
                                 CAPITAL CORPORATION

                               By /s/ Kunduck Moon
                                  Name:  Kunduck Moon
                                  Title: Managing Director

                               PILGRIM PRIME RATE TRUST

                              By /s/ HOWARD TIFFEN
                                 Name:  HOWARD TIFFEN
                                 Title: Senior Vice President

                               PRIME INCOME TRUST

                               By
                                  Name:
                                  Title:














                  Consent to Amendment

                        CONSENT

           Reference is made to (a) the Credit Agreement dated as of December 15, 1995 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein) among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), the lenders parties to the Credit Agreement (the "Lenders"), and Citibank, N.A., as agent (the "Agent") for the Lenders, and (b) the First Amendment dated as of January [8], 1996 (the "First Amendment") among the Borrower, Mafco Holdings Inc., a Delaware corporation ("Mafco"), Marvel V Holdings Inc., a Delaware corporation ("Borrower Parent"), the Lenders and the Agent.

          Each of the undersigned, as a Loan Party under the Credit Agreement, hereby consents to the First Amendment and hereby confirms and agrees that (i) each Collateral Document to which such Loan Party is a party and the Collateral described in each such Collateral Document does, and shall continue to, secure the payment of all of the Secured Obligations and Guaranteed Obligations, as the case may be, described in such Collateral Document and (ii) each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the First Amendment, (A) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended thereby, (B) each reference in the Mafco Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Guaranty, and each reference in the other Loan Documents to "the Mafco Guaranty", "thereunder", "thereof" or words of like import referring to the Mafco Guaranty, shall mean and be a reference to the Mafco Guaranty as amended thereby, and (C) each reference in the Borrower Parent Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Borrower Parent Guaranty, and each reference in the other Loan Documents to "the Borrower Parent Guaranty", "thereunder", "thereof" or words of like import referring to the Borrower Parent Guaranty, shall mean and be a reference to the Borrower Parent Guaranty as amended thereby.






           This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same consent.

                                    ANDREWS GROUP INCORPORATED

                                    By_____________________
                                       Name:
                                       Title:



                                   CONSOLIDATED CIGAR II HOLDINGS INC.

                                   By_____________________
                                      Name:
                                      Title:


                                   COLEMAN (PARENT) HOLDINGS INC.

                                   By_____________________
                                     Name:
                                     Title:



                                    FLAVORS (PARENT) HOLDINGS INC.

                                    By_____________________
                                      Name:
                                      Title:



                                   FOUR STAR HOLDINGS CORP.

                                   By____________________
                                     Name:
                                     Title:


                                    MACANDREWS & FORBES HOLDINGS INC.

                                    By____________________
                                       Name:
                                       Title:



                                    MAFCO HOLDINGS INC.

                                    By____________________
                                       Name:
                                       Title:




                                    NEW COLEMAN HOLDINGS, INC.

                                    By____________________
                                      Name:
                                      Title:




                                    NWCG (PARENT) HOLDINGS CORPORATION

                                    By____________________
                                      Name:
                                      Title:

                                  EXHIBIT D
                                      TO
                         SECOND AMENDED AND RESTATED
                                MAFCO GUARANTY

                     REVOLVING CREDIT FACILITY TERM SHEET

Borrower:                   Marvel V Holdings Inc. (the "Borrower")

Lender:                     First Nationwide Holdings Inc. (the "Lender")

Facility:                   Revolving credit facility (the "Facility") with a maximum
                            commitment of $125,000,000 (the "Commitment")

Termination                 The earlier of

                            (i)  December 31, 1997 or

                            (ii) the date that is 91 days following make any Loan to the
                            Borrower under the the termination of the Facility unless each of the following Second Amended and conditions precedent has been Restated Credit satisfied: Agreement dated as of December 15,
                            1995 among Marvel IV Holdings Inc. ("Marvel IV"), the banks named therein and Citibank, N.A., as agent (as amended from time to time, the "Marvel IV Credit Agreement")

Interest:                   Interest shall accrue on the unpaid principal amount of loans from time to time outstanding under the Facility (the "Loans") at a rate established for each Loan at the time it is made equal to
                            10.5%over the then- prevailing yield to maturity of five-year
                            United States Treasury Notes. At the end of each calendar quarter, accrued interest shall not be payable currently in cash but shall be added to the unpaid principal amount outstanding under the
                            Loans and shall thereafter be treated as principal ("Additional
                            Principal").

Use of Proceeds:            Proceeds of the Loans shall be contributed by the Borrower to the capital of Marvel IV for use by Marvel IV in accordance with the
                            Marvel IV Credit Agreement.

Ranking:                    The Facility shall be subordinated to the Borrower's obligations under its guaranty of the Marvel IV Credit Agreement and any
                            Permitted Refinancing (as defined below), in each case on the terms set forth in Exhibit A to the Mafco Guaranty (as such term is defined in the Marvel IV Credit Agreement) as in effect at the time of the closing of the Facility (the "Subordination
                            Provisions"); provided, however, that if the maturity of the
                            Marvel IV Credit Agreement is extended beyond September 1, 1997, the Facility shall not be subordinated to the Borrower's
                            obligations under its guaranty of the Marvel IV Credit Agreement after September 1, 1997 unless such maturity was extended pursuant to a Permitted Extension (as defined below).

Permitted Refinancings      The term "Permitted Refinancing" shall mean any refinancing of the
and Extensions:             Marvel IV Credit Agreement undertaken at the request of the lenders under the Marvel IV Credit Agreement in connection with any Material Default (as defined below). The term "Permitted
                            Extension" shall mean any extension of the maturity of the Marvel
                            IV Credit Agreement undertaken at the request of the lenders under the Marvel IV Credit Agreement in connection with any Material
                            Default.

                            The term "Material Default" shall mean (i) any Event of Default under (and as defined in) the Marvel IV Credit Agreement, (ii) any
                            Default under (and as defined in) the Marvel IV Credit Agreement as in effect at the time of the closing of the Facility other than any Default under Section 6.01(c) thereof, (iii) any Default under the Marvel IV Credit Agreement which arises from a failure to perform or observe any affirmative or negative covenant contained in the Marvel IV Credit Agreement or any other Loan Document (as defined therein), in each case as in effect at the time of the closing of the Facility, other than any affirmative covenant under the following headings: "Compliance with Laws, Etc.," "Compliance with Environmental Laws," "Maintenance of Insurance,"
                            "Preservation of Corporate Existence, Etc.," "Maintenance of
                            Properties, Etc.," and "Reporting Requirements," and (iv) any
                            other Default under the Marvel IV Credit Agreement (including any failure to perform or observe any affirmative covenant
                            specifically excluded from clause (iii) above) which the majority lenders under the Marvel IV Credit Agreement believe in good faith to be a material default.

Optional Prepayment:        The Borrower shall have the right, at any time and from time to time, to prepay in whole or in part the unpaid principal amount outstanding under the Loans, without payment of any penalty or premium; provided, however, that the Borrower shall not exercise such right unless and until it has obtained any required consent under the Marvel IV Credit Agreement or any Permitted Refinancing.

Mandatory Prepayment:       If, at any time, the aggregate principal amount (including any
                            Additional Principal) of the outstanding Loans (after taking into account any new Loans or prepayments made on such date) is greater than the Adjusted Collateral Value (as defined below), the
                            Borrower shall be required within three days thereafter either (at its option) to prepay the Loans, to cause the loans outstanding under the Marvel IV Credit Agreement to be prepaid or to cause additional collateral to be pledged to secure the Marvel IV Credit
                            Agreement, in each case such that after giving effect thereto the aggregate principal amount (including any Additional Principal) of the outstanding Loans on such date is less than or equal to the
                            Adjusted Collateral Value on such date.

Condition Precedent to      Prior to the making of the initial Loan under the Facility, the
Initial Loan:               Borrower shall obtain the consent of the required number of lenders under the Marvel IV Credit Agreement to the payment by the
                            Borrower of Loans in whole or in part from time to time to the extent such payment is made from cash that has been dividended to the Borrower by Marvel IV in compliance with the provisions of the
                            Marvel IV Credit Agreement or cash that has been contributed to the Borrower by its parent, unless a Default or Event of Default under the Marvel IV Credit Agreement has occurred and is continuing at the time such payment is to be made. (1) Such consent
                            shall expressly provide that the Subordination Provisions shall not prevent any such payment which is made in accordance with the preceding sentence. The Lender shall not be required to make any
                            Loans to the Borrower under the Facility unless and until such consent has been obtained.

- ------------

   (1) This provision will require a waiver under Section 8(k) of the Borrower Parent Guaranty.

 Conditions Precedent     The Lender shall not be required to make any Loan to the Borrower
 to Each Loan:            under the Facility unless each ofthe following conditions precent has been satisfied:

                          (a) on the date such Loan is to be made the sum of the principal amount of the Loan to be made plus the aggregate principal amount
                          (including any Additional Principal) of all other Loans then outstanding (after taking into account any prepayments made on such date) is not greater than the Adjusted Collateral Value on such date;

                          (b) the sum of the principal amount of the Loan to be made plus the aggregate principal amount (not including any Additional
                          Principal) of all other Loans then outstanding is not greater than the Commitment; and

                          (c) no default or event of default under the Facility has occurred and is continuing.

Adjusted Collateral       The term "Adjusted Collateral Value" shall mean, as of any date, an
Value:                    amount equal to the excess of (I) the sum of (x) 50% of the Agreed
                          Value (as defined below) of all stock and any other collateral
                          (other than cash) pledged from time to time pursuant to the Marvel
                          IV Credit Agreement or any Permitted Refinancing, and (y) 100% of
                          any cash pledged in accordance with the Marvel IV Credit Agreement or any Permitted Refinancing (in each case, after taking into account any additional collateral pledged on such date under the
                          Marvel IV Credit Agreement or any Permitted Refinancing) over (II)
                          the aggregate principal amount of outstanding advances under the
                          Marvel IV Credit Agreement or any Permitted Refinancing on such date
                          (after taking into account any prepayments or additional borrowings to be made on such date under the Marvel IV Credit Agreement or any
                          Permitted Refinancing). The term "Agreed Value" shall mean (i) the
                          Net Equity Value (as defined in the Marvel IV Credit Agreement as in effect at the time of the closing of the Facility) for any stock referred to in such definition of Net Equity Value, and (ii) for any other collateral, the amount at which such collateral would be valued under the Marvel IV Credit Agreement as in effect at the time of the closing of the Facility.

Collateral:               The Facility shall be unsecured until such time as all collateral under the Marvel IV Credit Agreement or any Permitted Refinancing
                          (the "Marvel IV Collateral") is released and the Credit Agreement
                          Termination (as defined below) has occurred. At such time, the
                          Borrower shall be obligated to cause assets that would have qualified under the Marvel IV Credit Agreement (as in effect at the time of the closing of the Facility) as Marvel IV Collateral and valued in accordance with the definition of Adjusted Collateral
                          Value to be pledged to the Lender (the "Facility Collateral") to secure the Facility such that the aggregate prin cipal amount
                          (including any Additional Principal) of the outstanding Loans at such time is less than or equal to the Adjusted Collateral Value of the assets so pledged (the "Liens"). There after, the Borrower will have the obligation to add qualified collateral or prepay Loans in order to maintain this relationship and will have the right to obtain the release of any collateral not required to maintain this relationship.

Credit Agreement          The term "Credit Agreement Termination" shall mean the first day on
Termination:              which all of the following shall have occurred: (1) the principal of all outstanding loans under the Marvel IV Credit Agreement and any
                          Permitted Refinancing shall have been paid in full in cash; (2) all interest accrued to the date of such payment on all such loans (the
                          "Payment Date") shall have been paid in full in cash; (3) all commitments to lend under the Marvel IV Credit Agreement and any
                          Permitted Refinancing shall have been terminated in full; and (4)
                          all fees, expenses and other amounts due and payable on or before the Payment Date which constitute Payment Obligations (as defined below) shall have been paid in cash; provided, however, that on such date none of the lenders or any agent thereof under the Marvel IV
                          Credit Agreement or any Permitted Refinancing shall have made any claims in respect of Payment Obligations against any Loan Party (as defined below) under any provision of any of the Loan Documents (as defined below) that has not been cash collateralized by an amount sufficient in the reasonable judgment of the agent and the majority lenders under the Loan Documents and any claiming lender (if such lender is not one of the lenders constituting the majority lenders)
                          to secure such claim. The term "Payment Obligations" shall mean all principal, interest, fees, charges, expenses, attorneys' fees and expenses, indemnities and any other amounts payable on or before the
                          Payment Date by any obligor (a "Loan Party") under the Marvel IV
                          Credit Agreement (including any document executed and delivered pursuant thereto) or under any documents executed and delivered to effectuate a Permitted Refinancing (collectively, the "Loan
                          Documents").

Mafco Holdings            Mafco Holdings Inc. ("Mafco") will guaranty the Loans, (2) which
Guaranty:                 guaranty will be subordinated to a maximum of $430 million in principal amount of debt under the Marvel IV Credit Agreement or any
                          Permitted Refinancing or, to the extent that the maximum commitment under the Marvel IV Credit Agreement or any Permitted Refinancing is
                          less than $430 million, to other debt to unaffiliated third parties
                          (including any guaranties of affiliate debt to unaffiliated third parties and any other guaranties), in each case to at least the same extent as the Loans are subordinated to the Borrower's obligations under its guaranty of the Marvel IV Credit Agreement (as in effect at the time of the closing of the Facility). Any other debt of Mafco
                          (including any guar anties) will be subordinated to this guaranty to at least the same extent that this guaranty is subordinated to
                          Mafco's obligations under its guaranty of the Marvel IV Credit
                          Agreement (as in effect at the time of the closing of the Facility).
                          Mafco agrees that it will, and will cause any subsidiary pledging
                          Facility Collateral to, (i) cause the Liens to be perfected immediately upon the Credit Agreement Termination and to remain perfected thereafter until the Facility is terminated by performing all necessary acts and preparing, executing, delivering and filing, as appropriate, all necessary documents and (ii) from the time of the Credit Agreement Termination and thereafter not create or permit to exist any lien on the Facility Collateral (other than the Liens and, in the case of assets owned by Mafco only, liens to secure debt permitted to be senior to the Facility as provided above).

- ------------

   (2) This provision will require a waiver under Section 8(i)of the Mafco Guaranty.

 Marvel IV Guaranty:     Marvel IV will guaranty the Loans, (3) which guaranty will be subordinated to the borrowings under the Marvel IV Credit
                         Agreement to at least the same extent as the Loans are
                         subordinated to the Borrower's obligations under its guaranty of the Marvel IV Credit Agreement; provided that, upon the Credit
                         Agreement Termination, this guaranty will become a senior
                         guaranty and thereafter Marvel IV may only incur debt permitted under "Debt" below. At the time of the closing under the
                         Facility, Marvel IV will irrevocably direct the collateral agent under the Marvel IV Credit Agreement and the related security documents to deliver the Marvel IV Collateral to the Lender or its designee upon the Credit Agreement Termination.

- ------------

   (3) This provision will require a waiver under Section 5.02(i) of the Marvel IV Credit Agreement.

Negative Covenants

Debt:                   The Borrower shall not incur any debt (senior or subordinated)
                        other than (i) Loans, (ii) loans from the Lender or First
                        Nationwide (Parent) Holdings Inc. which are subordinated to the
                        Loans to at least the same extent that the Loans are subordinated to the Borrower's obligations under its guaranty of the Marvel IV
                        Credit Agreement and (iii) guaranties of the Marvel IV Credit
                        Agreement and any Permitted Refinancing. The Borrower shall cause
                        Marvel IV not to incur any debt (senior or subordinated) other than (x) debt to unaffiliated third parties under the Marvel IV
                        Credit Agreement or any Permitted Refinancing in an aggregate principal amount not to exceed $430,000,000 at any one time outstanding, (y) the Marvel IV guaranty of the Loans and (z)
                        after the Credit Agreement Termination has occurred and the
                        Marvel IV Guaranty has become a senior guaranty, other debt
                        (including any guaranties) that is subordinated to this guaranty to at least the same extent as this guaranty was originally subordinated to the Borrower's obligations under its guaranty of the Marvel IV Credit Agreement.

Negative Pledge:        The Borrower shall not create or permit any liens (4) on (i) the
                        Marvel IV Collateral (other than liens to support the debt under the Marvel IV Credit Agreement or any Permitted Refinancing as
                        described above and other liens that are permitted by the Marvel
                        IV Credit Agreement and related guaranties as in effect at the time of the closing of the Facility) and (ii) the stock of Revlon
                        Worldwide Corporation. It will be a default under the Facility if any owner of the Marvel IV Collateral creates any liens not permitted by clause (i).

- ------------
(4) This provision will require a waiver under Section 8(m) of the Borrower Parent Guaranty.

 Sale of Assets:           Neither the Borrower nor any of its non-operating subsidiaries shall sell or otherwise dispose of any assets other than (i) obsolete, worn out or surplus assets and (ii) sales or other dispositions (x) for cash and for no less than fair market value or (y) by any wholly-owned non-operating subsidiary of the Borrower to any other wholly-owned non-operating subsidiary of the Borrower to any other wholly-owned non-operating subsidiary; provided that, after giving effect to such sale or disposition, no default or event of default under the Facility would occur or be continuing.

Restricted Payments:       The Borrower shall not declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock or any warrants or options to acquire such capital stock, return any capital to its stockholders, make any distribution of assets or capital stock to its stockholders or permit any of its non-operating subsidiaries to purchase or otherwise acquire for value any capital stock of the
                           Borrower or any warrants or options to acquire such capital stock, except that the Borrower may declare and pay (i) stock dividends and
                           (ii) cash dividends to its stockholders in an amount not to exceed the amount of cash dividends received by the Borrower from Marvel IV;
                           provided that, in any such case, after giving effect to any such dividend, no default or event of default under the Facility will occur or be continuing. It will be a default under the Facility if Marvel IV takes any action of the type referred to in the preceding sentence with respect to its own stock, except to the extent the proceeds thereof are paid to the Borrower.

Line of Business:          The Borrower shall not engage in any business other than the ownership of capital stock of Marvel IV.

Additional Covenants:      Covenants relating to the Borrower and Marvel IV set forth under
                           Section 7 and Section 8(b), (c), (f), (h) and (j) through (q) of the
                           Borrower Parent Guaranty and 5.01(p) of the Marvel IV Credit Agreement
                           (each as in effect at the time of the closing of the Facility) will be included in the Facility (subject to permitted exceptions to be agreed at the time of definitive documentation for the Facility).

Change of Control:         Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative) shall cease to beneficially own at least 80% of the
                           Voting Stock of the Borrower.

Cross-Default:             Any event of default under the Marvel IV Credit Agreement.

Other Defaults:            (a) Payment default;

                           (b) Failure to comply with covenants;

                           (c) Events of bankruptcy of the Borrower;

                           (d) A judgment of $10 million against the Borrower, any non-operating subsidiary or Marvel (not covered by insurance); and

                           (e) At any time, the collateral arrangements set forth
                           above under "Collateral" shall for any reason cease to be valid or at the time of the Credit Agreement Termination and at any time thereafter until the Facility is terminated and the Facility Collateral released, the Liens shall fail to be and remain perfected;

                           provided that the foregoing defaults will have appropriate grace periods in certain cases.



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